Exhibit 99.1
AMENDEMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

THIS AGREEMENT AND WAIVER (this “Agreement”) is entered into on August 29, 2008, and is effective as of May 1, 2008 (the “Agreement Effective Date”) by and among Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”, together with EGP, EOP and Pierce, the “Enable Funds”), and BridgePointe Master Fund Ltd. (“BridgePointe”) and Ecotality, Inc., a Nevada corporation (the “Company”). Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in each of the Purchase Agreements (each as defined below) or in each of the Debentures (each as defined below).

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement dated November 6, 2007 (the “November Purchase Agreement”) by and among the Company and EGP, EOP, Pierce and BridgePointe (collectively, the “November Investors”), the Company issued to each of the November Investors (a) an aggregate principal amount equal to $4,117,649 of the Company’s Original Issue Discount 8% Secured Convertible Debentures, due May 6, 2010 (the “November Debentures”), and (b) common stock purchase warrants to purchase an aggregate of 6,862,748 shares of Common Stock, with an exercise price of $0.32 per share (the “November Warrants” and together with the November Debentures, the “November Securities”);

WHEREAS, pursuant to a Securities Purchase Agreement dated December 6, 2007 (the “December Purchase Agreement”, and together with the November Purchase Agreement, the “Purchase Agreements”) by and among the Company and EGP, EOP and BridgePointe (collectively, the “December Investors” and, together with the November Investors, the “Investors”), the Company issued to each of the December Investors (a) an aggregate principal amount equal to $1,764,706.50 of the Company’s Original Issue Discount 8% Secured Convertible Debentures, due June 6, 2010 (the “December Debentures” and, together with the November Debentures, the “Debentures”), and common stock purchase warrants to purchase an aggregate of 2,941,177 shares of Common Stock, with an exercise price of $0.32 per share (the “December Warrants” and, together with the November Warrants, the “Warrants” and the December Warrants and the December Debentures, the “December Securities” and together with the November Securities, the “Securities”);

WHEREAS, pursuant to Section 6(b) of the November Debentures, on each Monthly Redemption Date, beginning on May 6, 2008, the Company was required to redeem the Monthly Redemption Amount (the “November Monthly Redemption”);

WHEREAS, pursuant to Section 6(b) of the December Debentures, on each Monthly Redemption Date, beginning on June 6, 2008, the Company was required to redeem the Monthly Redemption Amount (the “December Monthly Redemption” and, together with the November Monthly Redemption, the “Monthly Redemption”);

WHEREAS, pursuant to Section 2 of the November Debentures, the Company was required to make cash payments on July 1, 2008, October 1, 2008 and January 1, 2009, to pay interest to the November Investors which accrued during the period commencing on April 1, 2008 through December 31, 2008 with respect to the aggregate unconverted and then outstanding principal amount of the November Debentures (the “Waived November Interest Payments”);

WHEREAS, pursuant to Section 2 of the December Debentures, the Company was required to make cash payments on July 1, 2008, October 1, 2008 and January 1, 2009, to pay interest to the December Investors which accrued during the period commencing on April 1, 2008 through December 31, 2008 with respect to the aggregate unconverted and then outstanding principal amount of the December Debentures (the “Waived December Interest Payments” and, together with the Waived November Interest Payment, the “Waived Interest Payments”);

WHEREAS, it is the intention of the Company and the Investors that the holding periods for the Debentures and the Warrants, in each case, as amended hereby, will tack to, and run from, the Original Issue Dates of the Debentures and the Warrants, respectively; and

WHEREAS, the Company and the Investors now desire that the terms of the Debentures and the Warrants be modified and have entered into this Agreement to document their agreement regarding such modifications.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

1.	Incorporation of Preliminary Statements. The Recitals set forth above by this reference hereto are hereby incorporated into this Agreement.

2.	Waiver of Interest Payments:

a.	Each November Investor, severally and not jointly with the other November Investors, hereby waives any right or interest it may have in or to the Waived November Interest Payments.

b.	Each December Investor, severally and not jointly with the other December Investors, hereby waives any right or interest it may have in or to the Waived December Interest Payments.

c.	For the avoidance of doubt, the amounts of each Investor’s Waived Interest Payments are set forth on Schedule 6 to this Agreement.

3.	Deferral of Monthly Redemptions:

a.
Each November Investor, severally and not jointly with the other November Investors, hereby defers any right or interest it may have in or to any payment in respect of the November Monthly Redemption that would otherwise have been due between June 1, 2008 and December 31, 2008, provided that beginning on and including January 1, 2009, Monthly Redemptions shall be payable in accordance with the terms of the November Debentures, as amended hereby.

b.
Each December Investor, severally and not jointly with the other December Investors, hereby waives any right or interest it may have in or to any payment in respect of the December Monthly Redemption that would otherwise have been due between June 1, 2008 and December 31, 2008, provided that beginning on and including January 1, 2009, Monthly Redemptions shall be payable in accordance with the terms of the December Debentures, as amended hereby.

4.	Amendment to Monthly Redemption Date of the Debentures.

a.	The definition of “Monthly Redemption Date” in Section 1 of the November Debentures is hereby deleted and replaced in its entirety with the following:

“Monthly Redemption Date” means January 1, 2009, and the first (1st) calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.

b.	The definition of “Monthly Redemption Date” in Section 1 of the December Debentures is hereby deleted and replaced in its entirety with the following:

“Monthly Redemption Date” means January 1, 2009, and the first (1st) calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.

5.	Increase to Outstanding Principal Amount of Debentures.

a.
The outstanding principal amount of each November Debenture is hereby amended and increased to an amount equal to 120% of the sum of (i) the outstanding principal amount of such November Debenture immediately prior hereto, plus (ii) the amount of the Waived November Interest Payments (the “New November Principal Amount”).

b.
The outstanding principal amount of each December Debenture is hereby amended and increased to an amount equal to 120% of the sum of (i) the outstanding principal amount of such December Debenture immediately prior hereto, plus (ii) the amount of the Waived December Interest Payments (the “New December Principal Amount”).

c.
For the avoidance of doubt, the New November Principal Amount for each November Debenture and the New December Principal Amount for each December Debenture, along with the new Monthly Redemption Amounts for each such debenture are set forth on Schedule 6 attached hereto. The amounts set forth on Schedule 6 shall govern absent manifest error.

d.
The Company shall enter the New November Principal Amount and the New December Principal Amount on its books, and shall maintain records of the principal amount outstanding on the November Debenture and December Debenture by book entry.

6.
Adjustment to Conversion Price of the Debentures. The “Conversion Price,” as defined in the Debentures, is hereby adjusted to equal $0.15, subject to further adjustment pursuant to the terms of the Debentures.

7.	Amendment to Monthly Redemption Amount of the Debentures.

a.
The definition of “Monthly Redemption Amount” in Section 1 the November Debenture is hereby amended to mean the New November Principal Amount (as defined above), divided by seventeen (17), plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

b.
The definition of “Monthly Redemption Amount” in Section 1 the December Debenture is hereby amended to mean the New December Principal Amount (as defined above), divided by eighteen (18), plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

The new Monthly Redemption Amount for each of the November Investors and each of the December Investors, respectively, is set forth on Schedule 6 attached hereto. The amounts set forth on Schedule 6 shall govern absent manifest error.

8.	Tolling of Interest Accrual:

a.
In consideration of the terms hereof, no interest shall accrue on the November Debentures after the date hereof until January 1, 2009, at which time interest shall commence to accrue on the November Debentures in accordance with their terms.

b.
In consideration of the terms hereof, no interest shall accrue on the December Debentures after the date hereof until January 1, 2009, at which time interest shall commence to accrue on the December Debentures in accordance with their terms.

9.	Accrual of Interest on Debentures:

a.	Section 2(a) of the November Debentures is hereby amended and replaced, in its entirety, with the followings:

“Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, accruing beginning January 1, 2009 and payable quarterly on each January 1, April 1, July 1 and October 1, beginning on and including April 1, 2009, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.”

b.	Section 2(a) of the December Debentures is hereby amended and replaced, in its entirety, with the following:

“Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, accruing beginning January 1, 2009 and payable quarterly on each January 1, April 1, July 1 and October 1, beginning on and including April 1, 2009, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.”

10.	Certain Definitions.

For purposes hereof,

“Innergy Power” shall mean Innergy Power Corporation, a Delaware corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. Innergy Power Corporation.

“Innergy Power Acquisition” shall mean the Company’s acquisition of assets from Innergy Power on or about October 1, 2007.

“Innergy Power Make-Whole” means the additional shares of common stock that the Company is required to issue to Innergy Power, on or about November 1, 2008.

“Edison” shall mean, collectively, (a) Edison Source, a California corporation, (b) Edison Enterprises, a California corporation, and (c) certain of their affiliates.

“Edison Acquisition” shall mean the Company’s acquisition of assets from Edison on or about December 4, 2007.

“Edison Make-Whole” means the additional shares of common stock that the Company is required to issue to Edison on or about December 15, 2008.

11.	Adjustments to Debentures Upon Make-Whole Issuances.

a.
In consideration of the terms hereof, immediately following any issuance by the Company of any additional Common Stock or Common Stock Equivalents to Innergy Power in conjunction with the Innergy Power Make-Whole or to Edison in conjunction with the Edison Make-Whole (each, an “Acquisition Make-Whole Issuance”), the Conversion Price of the November Debenture shall be reduced to equal the lesser of (i) the Conversion Price in effect immediately prior to such Acquisition Make-Whole Issuance, or (ii) the average of the VWAPs for the twenty (20) trading day period immediately preceding the date of each such Acquisition Make-Whole Issuance, subject to further adjustments pursuant to the terms of the November Debenture. Notwithstanding anything to the contrary in the Transaction Documents, but subject to the immediately preceding sentence, the Acquisition Make-Whole Issuances shall not be considered to be “Exempt Issuances.”

b.
In consideration of the terms hereof, immediately following any Acquisition Make-Whole Issuance, the Conversion Price of the December Debenture shall be reduced to equal the lesser of (i) the Conversion Price in effect immediately prior to such Acquisition Make-Whole Issuance, or (ii) the average of the VWAPs for the twenty (20) trading day period immediately preceding the date of each such Acquisition Make-Whole Issuance, subject to further adjustments pursuant to the terms of the December Debenture. Notwithstanding anything to the contrary in the Transaction Documents, but subject to the immediately preceding sentence, the Acquisition Make-Whole Issuances shall not be considered to be “Exempt Issuances.”

12.	Adjustments to Warrants Upon Make-Whole Issuances:

a.
In consideration of the terms hereof, immediately following any Acquisition Make-Whole Issuance, the Exercise Price of the November Warrants shall be reduced to equal the lesser of (i) the Exercise Price in effect immediately prior to such Acquisition Make-Whole Issuance, or (ii) the average of the VWAPs for the twenty (20) trading day period immediately preceding the date of each such Acquisition Make-Whole Issuance, and the number of Warrant Shares issuable thereunder shall be increased such that the aggregate Exercise Price payable thereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment, subject to further adjustments to the Exercise Price and number of shares pursuant to the terms of the November Warrants. Notwithstanding anything to the contrary in the Transaction Documents, but subject to the immediately preceding sentence, the Acquisition Make-Whole Issuances shall not be considered to be “Exempt Issuances.”

b.
In consideration of the terms hereof, immediately following any Acquisition Make-Whole Issuance, the Exercise Price of the December Warrants shall be reduced to equal the lesser of (i) the Exercise Price in effect immediately prior to such Acquisition Make-Whole Issuance, or (ii) the average of the VWAPs for the twenty (20) trading day period immediately preceding the date of each such Acquisition Make-Whole Issuance, and the number of Warrant Shares issuable thereunder shall be increased such that the aggregate Exercise Price payable thereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment, subject to further adjustments to the Exercise Price and number of shares pursuant to the terms of the December Warrants. Notwithstanding anything to the contrary in the Transaction Documents, but subject to the immediately preceding sentence, the Acquisition Make-Whole Issuances shall not be considered to be “Exempt Issuances.”

13.	Antidilution Adjustment to Number of Warrant Shares:

a.
On the next business day following the last to occur of the date that the Company is required to issue (or, if later, the date the Company actually issues) shares of Common Stock to Edison pursuant to the Edison Make-Whole or to Innergy pursuant to the Innergy Make-Whole, the number of Warrant Shares issuable under the November Warrant shall be increased (but not decreased) to equal the November Warrant Percentage of the number of shares of the Company then deemed outstanding, on a fully diluted basis, subject to further adjustments to the Exercise Price and number of shares pursuant to the terms of the November Warrant, where the “November Warrant Percentage” for each November Investor is set forth on Schedule 13 hereto.

b.
On the next business day following the last to occur of the date that the Company is required to issue shares of Common Stock to Edison pursuant to the Edison Make-Whole or to Innergy pursuant to the Innergy Make-Whole, the number of Warrant Shares issuable under the December Warrant shall be increased (but not decreased) to equal the December Warrant Percentage of the number of shares of the Company then deemed outstanding, on a fully diluted basis, subject to further adjustments to the Exercise Price and number of shares pursuant to the terms of the December Warrant, where the “December Warrant Percentage” for each December Investor is set forth on Schedule 13 hereto.

14.
Exempt Issuance: Each Investor, severally and not jointly with the other Investors, hereby (a) agrees that the amendments to the November Securities and the December Securities shall constitute an “Exempt Issuance” pursuant to the November Purchase Agreement and the December Purchase Agreement, respectively and (b) agrees that neither the Conversion Price of the Debentures nor the Exercise Price of the Warrants shall be adjusted as a result of the issuances of securities under this Agreement, except as expressly provided in this Agreement..

15.	Additional Representations and Covenants. In addition to the foregoing, during the period from April 1, 2008 until December 31, 2008 (the “Waiver Period”), the Company agrees as follows:

a.
Any reports on Form 10-Q or Form 10-QSB filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) for the three month periods ending on each of the following dates, respectively, which disclose on the Statement of Cash Flows “Net Cash Used in Operating Activities,” provide (if already filed) or will provide (if not yet filed) a consolidated net cash burn rate (defined as the average monthly net income (loss) for each month during such three month period and adding back non-cash expenses) that does not exceed the following amounts:

i. June 30, 2008	$150,000
ii. September 30, 2008	$100,000
iii. December 31, 2008	$75,000

b.
Any reports on Form 10-Q or 10-QSB filed by the Company with the SEC for the three month periods ending on each of the following dates, respectively, which disclose in the Management Discussion and Analysis and the Consolidated Balance Sheet the consolidated trade accounts payable amount, provide (if already filed) or will provide (if not yet filed) that the Company’s current ratio (defined as the ratio of consolidated current assets to consolidated current liabilities, excluding non-cash expenses included in current liabilities), on the last day of such period is at least :

i. June 30, 2008	1.25
ii. September 30, 2008	1.25
iii. December 31, 2008	1.25

c.
Any reports on Form 10-Q or 10-QSB filed by the Company for the three month periods ending on each of the following dates, respectively, which disclose in the Management Discussion and Analysis and the Consolidated Balance Sheet the consolidated trade accounts payable amount, provide (if already filed) or will provide (if not yet filed) that the consolidated trade accounts payable amount on the last day of such period does not exceed:

i. June 30, 2008	$1,200,000
ii. September 30, 2008	$500,000
iii. December 31, 2008	$500,000

Any failure by the Company to satisfy the covenants set forth above during the Waiver Period will constitute an Event of Default under the Debentures, each as amended by this Agreement.

16.
Waiver. To the extent any of the above described actions or issuances would constitute a default or an Event of Default under the Debentures, each Investor hereby waives any such defaults or Events of Default relating solely to the actions or issuances set forth in this Agreement and each Investor hereby withdraws any notice or demand to the contrary.

17.	Representations and Warranties of the Company. The Company hereby makes to the Investors the following representations and warranties:

a.
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.
Issuance of the Securities. The shares underlying the Securities, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has authorized and reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the shares underlying the Securities.

c.
No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents with respect to the November Debentures and the December Debentures) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

d.
Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

18.
Representations and Warranties of the Investors. Each Investor, severally and not jointly with the other Investors, represents and warrants as of the date hereof to the Company as follows: (a) the execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Investor and (b) this Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

19.
Effect on Transaction Documents. Subject to the waivers and amendments provided herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Investors under the Transaction Documents provided however that references to Securities, Debentures, Warrants and Underlying Shares in the Transaction Documents shall include such securities, as amended hereby, and the shares underlying such Securities, respectively. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Investors, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Investors reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith, including, without limitation, the Security Agreement.

20.
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Investors.

21.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

22.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Investors. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Investors. The Investors may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

23.
Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

24.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Transaction Documents.

25.
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

26.	Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

27.
Effectiveness. The effectiveness of this Agreement shall be expressly conditioned upon the Investors’ receipt, on or before the date hereof, of (i) a certificate, dated as of the date hereof, executed by the Chief Executive Officer of the Company certifying that, to the best knowledge of the Chief Executive Officer after reasonable investigation, no Event of Default, except as expressly waived in this Agreement, and no event which, with the giving of notice or passage of time (or both), would constitute an Event of Default under the Debentures has occurred or is continuing and (ii) all documents required to be delivered by the Company hereunder shall have been executed and delivered to the Investors. In the event the foregoing items are not delivered to the Investors, all of the consents, amendments and waivers of the Investors contained herein shall be null and void.

28.
Disclosure and Filing of 8-K. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement as an attachment hereto.

29.
INDEPENDENT NATURE OF INVESTORS’ OBLIGATIONS AND RIGHTS. THE COMPANY HAS ELECTED TO PROVIDE ALL INVESTORS WITH THE SAME TERMS AND FORM OF THIS AGREEMENT FOR THE CONVENIENCE OF THE COMPANY AND NOT BECAUSE IT WAS REQUIRED OR REQUESTED TO DO SO BY THE INVESTORS. THE OBLIGATIONS OF EACH INVESTOR UNDER THIS AGREEMENT, AND ANY TRANSACTION DOCUMENT ARE SEVERAL AND NOT JOINT WITH THE OBLIGATIONS OF ANY OTHER INVESTOR, AND NO INVESTOR SHALL BE RESPONSIBLE IN ANY WAY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE OBLIGATIONS OF ANY OTHER INVESTOR UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. NOTHING CONTAINED HEREIN OR IN ANY TRANSACTION DOCUMENT, AND NO ACTION TAKEN BY ANY INVESTOR PURSUANT THERETO, SHALL BE DEEMED TO CONSTITUTE THE INVESTORS AS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR ANY OTHER KIND OF ENTITY, OR CREATE A PRESUMPTION THAT THE INVESTORS ARE IN ANY WAY ACTING IN CONCERT OR AS A GROUP WITH RESPECT TO SUCH OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. EACH INVESTOR SHALL BE ENTITLED TO INDEPENDENTLY PROTECT AND ENFORCE ITS RIGHTS, INCLUDING WITHOUT LIMITATION, THE RIGHTS ARISING OUT OF THIS AGREEMENT OR OUT OF THE OTHER TRANSACTION DOCUMENTS, AND IT SHALL NOT BE NECESSARY FOR ANY OTHER INVESTOR TO BE JOINED AS AN ADDITIONAL PARTY IN ANY PROCEEDING FOR SUCH PURPOSE. EACH INVESTOR HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN THEIR REVIEW AND NEGOTIATION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.

[signature page follows]

IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the Agreement Effective Date.

COMPANY:

ECOTALITY, INC.,
a Nevada corporation

By:
Name: Title:

INVESTORS:

ENABLE GROWTH PARTNERS LP,
a Delaware limited partnership

By:
Name: Title:

ENABLE OPPORTUNITY PARTNERS LP,
a Delaware limited partnership

By:
Name: Title:

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA,
a Delaware limited liability company

By:
Name: Title:

BRIDGEPOINTE MASTER FUND LTD.,
a Cayman Islands Exempted Company

By:
Name: Title:

Acknowledged by:

ECOTALITY STORES, INC.

By:
Name: Title:

PORTABLE ENERGY DE MEXICO, S.A. de C.V.

By:
Name: Title:

SCHEDULE 6

MONTHLY REDEMPTION AMOUNT
NOVEMBER DEBENTURES

Name of Investor	Principal Amount of the November Debenture Outstanding Immediately Prior to this Agreement (the “Pre-Amendment Outstanding Principal”)	Amount of Interest Which Would Have Accrued from April 1, 2008 Through December 31, 2008 (“Waived Interest Payments”)	New November Principal Amount*	New Monthly Redemption Amount for each of the New November Debentures**
BridgePointe Master Fund Ltd.	$1,027,451.37	$61,973.88	$1,307,310.30	$76,900.61
Enable Opportunity Partners	$294,117.75	$17,647.07	$374,117.78	$22,006.93
Enable Growth Partners	$2,500,000.88	$150,000.05	$3,180,001.11	$187,058.89
Pierce Diversified Master Strategy Fund	$147,058.88	$8,823.53	$187,058.89	$11,003.46

* = 120% of the sum of (i) the Pre-Amendment Outstanding Principal plus (ii) the Waived Interest Payments.

** = the New November Principal Amount, divided by seventeen (17)(not accounting for any accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture).

SCHEDULE 6, Continued . . .

DECEMBER DEBENTURES

Name of Investor	Principal Amount of the December Debenture Outstanding Immediately Prior to this Agreement (the “Pre-Amendment Outstanding Principal”)	Amount of Interest Which Would Have Accrued from April 1, 2008 Through December 31, 2008 (“Waived Interest Payments”)	New December Principal Amount*	New Monthly Redemption Amount for each of the New December Debentures**
BridgePointe Master Fund Ltd.	$588,235.50	$35,294.13	$748,235.56	$41,568.64
Enable Opportunity Partners	$177,647.10	$7,058.83	$149,647.12	$8,313.73
Enable Growth Partners	$1,058,823.90	$63,529.43	$1,346,824.00	$74,823.56

* = 120% of the sum of (i) the Pre-Amendment Outstanding Principal plus (ii) the Waived Interest Payments.

** = the New December Principal Amount, divided by eighteen (18)(not accounting for any accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture).

SCHEDULE 13

NOVEMBER WARRANT PERCENTAGE

Name of Investor	November Warrant Percentage
BridgePointe Master Fund Ltd.	1.37%
Enable Opportunity Partners	0.34%
Enable Growth Partners	2.91%
Pierce Diversified Master Strategy Fund	0.17%

DECEMBER WARRANT PERCENTAGE

Name of Investor	December Warrant Percentage
BridgePointe Master Fund Ltd.	0.68%
Enable Opportunity Partners	0.14%
Enable Growth Partners	1.23%